EXHIBIT 9.1

CONSENT OF INDEPENDENTREGISTERED PUBLIC ACCOUNTING FIRM

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Megola, Inc. (MGON) under Item 4.01 of its Current Report on Form 1-U dated on or about July 3, 2024.

We agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with other statements of the registrant contained therein.

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: July 03, 2024

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi - 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com